Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS REPORTS
THIRD QUARTER OF FISCAL 2020 RESULTS

Company Reports $1.14 Million of Net Income in the March 2020 Quarter in
Comparison to the $151,000 Net Loss in the March 2019 Quarter

Non-Interest Expense Declines by 42% in the March 2020 Quarter in Comparison to
the March 2019 Quarter

Loans Held for Investment Increase 4% to $914.3 Million from June 30, 2019

Non-Performing Assets Decrease 42% to $3.6 Million at March 31, 2020 in
Comparison to $6.2 Million at June 30, 2019

    Riverside, Calif. – April 28, 2020 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced third quarter earnings results for the fiscal year ending June 30, 2020.
            For the quarter ended March 31, 2020, the Company reported net income of $1.14 million, or $0.15 per diluted share (on 7.60 million average diluted shares outstanding), in contrast to the net loss of $151,000, or $(0.02) per diluted share (on 7.51 million average diluted shares outstanding), in the comparable period a year ago. Compared to the same quarter last year, the increase in earnings was primarily attributable to lower non-interest expenses (mainly, lower salaries and employee benefits expenses related to fewer employees resulting from the scaling back of saleable single-family loan originations), partly offset by lower non-interest income (mainly, lower gain on sale of loans), a higher provision for loan losses and lower net interest income.
“Like all companies, we began to see the early implications of the COVID-19 pandemic in the March 2020 quarter. As a result, we increased our provision for loan losses, we tightened our underwriting criteria for new loan originations and purchases, and we began developing programs to help those customers who may be impacted by this event,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company.  “Nonetheless, we remain profitable, strongly capitalized and well-positioned to serve the communities of the Inland Empire,” said Mr. Blunden.
Mr. Blunden went on to say, “We have suspended foreclosure sales, offered late fee waivers and implemented a payment forbearance plan, among other actions.  Our branches are open and operating with normal branch hours.  We’ve implemented social distancing recommendations, sanitizing and cleaning procedures, and are generally operating under state, county, and city recommendations for essential service providers.”
“Provident plays an important role in the Inland Empire and I specifically wish to recognize and thank our employees who are working diligently to support our customers and communities under difficult circumstances,” Mr. Blunden concluded.
Return on average assets for the third quarter of fiscal 2020 was 0.41 percent in contrast to (0.05) percent for the same period of fiscal 2019; and return on average stockholders’ equity for the third quarter of fiscal 2020 was 3.70 percent in contrast to (0.49) percent for the comparable period of fiscal 2019.
On a sequential quarter basis, the $1.14 million net income for the third quarter of fiscal 2020 reflects a $1.26 million or 52 percent decrease from $2.40 million in the second quarter of fiscal 2020. The decrease in earnings for the third quarter of fiscal 2020 compared to the second quarter of fiscal 2020 was primarily attributable to an $896,000 higher provision for loan losses, a $749,000 reduction in net interest income and a $243,000 decrease in non-interest income (mainly reflecting $236,000 of lower loan servicing and other fees). Diluted earnings per share for the third quarter of fiscal 2020 were $0.15 per share, down 52 percent from the $0.31 per share during the second quarter of fiscal 2020. Return on average assets was 0.41 percent for the third quarter of fiscal 2020 compared to 0.87 percent in the second quarter of fiscal 2020; and return on average stockholders’ equity for the third quarter of fiscal 2020 was 3.70 percent, compared to 7.81 percent for the second quarter of fiscal 2020.
For the nine months ended March 31, 2020 net income increased $2.48 million, or 68 percent, to $6.11 million from $3.63 million in the comparable period ended March 31, 2019; and diluted earnings per share for the nine months ended March 31, 2020 increased 67 percent to $0.80 per share (on 7.61 million average diluted shares outstanding) from $0.48 per share (on 7.56 million average diluted shares outstanding) for the comparable nine month period last year. Compared to the same period last year, the increase in earnings was primarily attributable to a $13.28 million decrease in non-interest expense; partly offset by a $7.68 million decrease in non-interest income (mainly, a $7.23 million decrease in the gain on sale of loans) and a $1.12 million change in the provision for loan losses to a $671,000 provision from a $450,000 recovery. The decrease in non-interest expense was mainly attributable to a $9.80 million decrease in salaries and employee benefits expenses (primarily related to fewer employees resulting from the scaling back of saleable single-family loan originations) and a $1.30 million decrease in premises and occupancy expenses.
Net interest income decreased $722,000, or eight percent, to $8.89 million in the third quarter of fiscal 2020 from $9.61 million for the same quarter of fiscal 2019, attributable to a decrease in the net interest margin, and to a lesser extent, a lower average interest-earning assets balance. The net interest margin during the third quarter of fiscal 2020 decreased 23 basis points to 3.30 percent from 3.53 percent in the same quarter last year, primarily due to a decrease in the average yield of interest-earning assets and a slight increase in the average cost of interest-bearing liabilities. The average yield on interest-earning assets decreased by 22 basis points to 3.87 percent in the third quarter of fiscal 2020 from 4.09 percent in the same quarter last year reflecting in part recent significant decreases in the targeted Federal Funds Rate in response to the COVID-19 pandemic; while the average cost of interest-bearing liabilities increased by one basis point to 0.64 percent in the third quarter of fiscal 2020 from 0.63 percent in the same quarter last year. The average balance of interest-earning assets decreased by $11.3 million, or one percent, to $1.08 billion in the third quarter of fiscal 2020 from $1.09 billion in the same quarter last year. The average balance of interest-bearing liabilities decreased by $11.1 million, or one percent, to $967.9 million in the third quarter of fiscal 2020 from $979.0 million in the same quarter last year.
The average balance of loans receivable (including loans held for sale in the prior year) increased by $14.5 million, or two percent, to $929.5 million in the third quarter of fiscal 2020 from $915.0 million in the same quarter of fiscal 2019, primarily due to an increase in loans held for investment, partly offset by a decrease in loans held for sale.

There were no loans held for sale during the third quarter of fiscal 2020. The average yield on loans receivable decreased by 24 basis points to 4.14 percent in the third quarter of fiscal 2020 from an average yield of 4.38 percent in the same quarter of fiscal 2019. Net deferred loan cost amortization in the third quarter of fiscal 2020 increased 152% to $451,000 from $179,000 in the same quarter of fiscal 2019 due primarily to higher loan payoffs. Total loans originated and purchased for investment in the third quarter of fiscal 2020 were $28.8 million, down 35 percent from $44.0 million in the same quarter of fiscal 2019. Loan principal payments received in the third quarter of fiscal 2020 were $55.7 million, up 53 percent from $36.5 million in the same quarter of fiscal 2019.
The average balance of investment securities decreased by $23.3 million, or 23 percent, to $78.6 million in the third quarter of fiscal 2020 from $101.9 million in the same quarter of fiscal 2019. The average yield on investment securities increased 11 basis points to 2.43 percent in the third quarter of fiscal 2020 from 2.32 percent for the same quarter of fiscal 2019. The increase in the average yield was primarily attributable to a lower premium amortization ($99,000 vs. $181,000).
In the third quarter of fiscal 2020, the Federal Home Loan Bank – San Francisco (“FHLB”) distributed a $144,000 cash dividend to the Bank on its FHLB stock, unchanged from the same quarter last year.
The average balance of the Company’s interest-earning deposits, primarily cash with the Federal Reserve Bank of San Francisco, decreased $2.5 million, or four percent, to $61.9 million in the third quarter of fiscal 2020 from $64.4 million in the same quarter of fiscal 2019. The average yield earned on interest-earning deposits in the third quarter of fiscal 2020 was 1.20 percent, down 120 basis points from 2.40 percent in the same quarter of fiscal 2019 largely as a result of decreases in the targeted Federal Funds Rate since July 2019.
Average deposits decreased $36.4 million, or four percent, to $836.9 million in the third quarter of fiscal 2020 from $873.3 million in the same quarter of fiscal 2019, primarily due to a managed run-off of higher cost time deposits over the last year consistent with the reduction in the Bank’s funding needs resulting from no loans originated for sale during the first nine months of fiscal 2020.  The average cost of deposits improved, decreasing by three basis points to 0.36 percent in the third quarter of fiscal 2020 from 0.39 percent in the same quarter last year.
Transaction account balances or “core deposits” increased slightly to $650.2 million at March 31, 2020 from $648.1 million at June 30, 2019, while time deposits decreased $7.5 million, or four percent, to $185.6 million at March 31, 2020 from $193.1 million at June 30, 2019.
The average balance of borrowings, which consisted of FHLB advances, increased $25.3 million, or 24 percent, to $131.1 million while the average cost of borrowings decreased 17 basis points to 2.44 percent in the third quarter of fiscal 2020, compared to an average balance of $105.8 million with an average cost of 2.61 percent in the same quarter of fiscal 2019. The increase in the average balance of borrowings was primarily due to new long-term borrowings with a lower average cost obtained during the first quarter of fiscal 2020.
During the third quarter of fiscal 2020, the Company recorded a provision for loan losses of $874,000, up from only $4,000 recorded during the same period of fiscal 2019 and up from the recovery of $22,000 recorded in the second quarter of fiscal 2020

(sequential quarter).  The increase in the provision for loan losses was primarily due to a qualitative component established in our allowance for loan losses methodology in response to the COVID-19 pandemic which has negatively impacted the current economic environment.
Non-performing assets, with underlying collateral located in California, decreased $2.6 million, or 42 percent, to $3.6 million, or 0.33 percent of total assets, at March 31, 2020, compared to $6.2 million, or 0.57 percent of total assets, at June 30, 2019. The non-performing loans at March 31, 2020 are comprised of 16 single-family loans ($3.6 million) and one commercial business loan ($34,000). At both March 31, 2020 and June 30, 2019, there was no real estate owned.
Net loan recoveries for the quarter ended March 31, 2020 were $15,000 or 0.01 percent (annualized) of average loans receivable, similar to net loan recoveries of $15,000 or 0.01 percent (annualized) of average loans receivable for the quarter ended March 31, 2019 and net loan recoveries of $14,000 or 0.01 percent (annualized) of average loans receivable for the quarter ended December 31, 2019 (sequential quarter).
Classified assets at March 31, 2020 were $15.1 million, comprised of $11.4 million of loans in the special mention category, $3.7 million of loans in the substandard category and no real estate owned; while classified assets at June 30, 2019 were $16.2 million, comprised of $8.6 million of loans in the special mention category, $7.6 million of loans in the substandard category and no real estate owned.
For the quarter ended March 31, 2020, no new loans were restructured from their original terms and classified as restructured loans. The outstanding balance of restructured loans at March 31, 2020 was $1.8 million (six loans), down 53 percent from

$3.8 million (eight loans) at June 30, 2019. As of March 31, 2020, all of the restructured loans were classified as substandard non-accrual. As of March 31, 2020, 39% or $683,000 of the restructured loans have a current payment status.
The allowance for loan losses was $7.8 million at March 31, 2020, or 0.85 percent of gross loans held for investment, compared to $7.1 million at June 30, 2019, or 0.80 percent of gross loans held for investment. Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at March 31, 2020.
Non-interest income decreased by $1.95 million, or 64 percent, to $1.10 million in the third quarter of fiscal 2020 from $3.05 million in the same period of fiscal 2019, primarily as a result of no loan sales during the current quarter. The gain on sale of loans during the third quarter of fiscal 2019 was $1.72 million. On a sequential quarter basis, non-interest income decreased $243,000, or 18 percent, primarily as a result of a decrease in loan servicing and other loan fees. There were no loans originated for sale during the current or sequential quarters.
Non-interest expenses decreased $5.50 million, or 42 percent, to $7.50 million in the third quarter of fiscal 2020 from $13.00 million in the same quarter last year.  The decrease was due primarily to lower salaries and employee benefits expenses resulting from fewer employees and lesser reductions in premises and occupancy and other non-interest expense consistent with the scaling back of saleable single-family mortgage loan originations. On a sequential quarter basis, non-interest expenses remained virtually unchanged, decreasing $49,000 or one percent from $7.55 million.

The Company’s efficiency ratio in the third quarter of fiscal 2020 was 75 percent, an improvement from 103 percent in the same quarter last year but an increase from 69 percent in the second quarter of fiscal 2020 (sequential quarter).
The Company’s provision for income tax was $467,000 for the third quarter of fiscal 2020 in contrast to an income tax benefit of $189,000 in the same quarter last year. The effective tax rate in the third quarter of fiscal 2020 was 28.97%. The Company believes that the tax provision recorded in the third quarter of fiscal 2020 reflects its current federal and state income tax obligations.
The Company repurchased 46,756 shares of its common stock during the quarter ended March 31, 2020 at an average cost of $18.95 per share. As of March 31, 2020, a total of 118,040 shares or 32 percent of the shares authorized for repurchase under the April 2018 stock repurchase plan were purchased at an average cost of $19.57 per share. The April 2018 stock repurchase plan expired on April 26, 2020.
The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).
The Company will host a conference call for institutional investors and bank analysts on Wednesday, April 29, 2020 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-877-226-8216 and referencing access code number 8875397.  An audio replay of the conference call will be available through Wednesday, May 6, 2020 by dialing 1-866-207-1041 and referencing access code number 7751893.
For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to the effect of the COVID-19 pandemic, including on Company’s credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; secondary market conditions for loans and our ability to originate for sale and sell loans in the secondary market; changes in general economic conditions and conditions within the securities markets including as a result of the COVID-19 pandemic; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) - which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2020 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and Chief Executive Officer	President, Chief Operating Officer, and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Financial Condition (Unaudited –In Thousands, Except Share Information)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Assets
Cash and cash equivalents	$84,250	$48,233	$54,515	$70,632	$61,458
Investment securities – held to maturity, at cost	69,482	77,161	85,088	94,090	102,510
Investment securities - available for sale, at fair value	4,828	5,237	5,517	5,969	6,294
Loans held for investment, net of allowance for loan losses of $7,810; $6,921; $6,929; $7,076 and $7,080, respectively; includes $3,835; $4,173; $4,386; $5,094 and $5,239 at fair value, respectively	914,307	941,729	924,314	879,925	883,554
Loans held for sale, at fair value	-	-	-	-	30,500
Accrued interest receivable	3,154	3,292	3,380	3,424	3,386
FHLB – San Francisco stock	8,199	8,199	8,199	8,199	8,199
Premises and equipment, net	10,606	10,967	11,215	8,226	8,395
Prepaid expenses and other assets	12,741	12,569	13,068	14,385	15,099

Total assets	$1,107,567	$1,107,387	$1,105,296	$1,084,850	$1,119,395

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$86,585	$85,846	$85,338	$90,184	$90,875
Interest-bearing deposits	749,246	747,804	746,398	751,087	786,009
Total deposits	835,831	833,650	831,736	841,271	876,884

Borrowings	131,070	131,085	131,092	101,107	101,121
Accounts payable, accrued interest and other liabilities	17,508	18,876	20,299	21,831	20,181
Total liabilities	984,409	983,611	983,127	964,209	998,186

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-	-	-	-
Common stock, $.01 par value (40,000,000
    shares authorized; 18,097,615; 18,097,615;
    18,091,865; 18,081,365and 18,064,365
    shares issued, respectively; 7,436,315;
    7,483,071; 7,479,682; 7,486,106 and
    7,497,357 shares outstanding, respectively)

	181	181	181	181	181
Additional paid-in capital	95,355	95,118	94,795	94,351	96,114
Retained earnings	193,802	193,704	192,354	190,839	191,103
Treasury stock at cost (10,661,300; 10,614,544; 10,612,183; 10,559,259 and 10,567,008 shares, respectively)
	(166,247)	(165,360)	(165,309)	(164,891)	(166,352)
Accumulated other comprehensive income, net of tax	67	133	148	161	163

Total stockholders’ equity	123,158	123,776	122,169	120,641	121,209

Total liabilities and stockholders’ equity	$1,107,567	$1,107,387	$1,105,296	$1,084,850	$1,119,395

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended March 31,		Nine Months Ended March 31,

	2020	2019	2020	2019
Interest income:
Loans receivable, net	$ 9,622	$ 10,011	$ 30,017	$ 30,516
Investment securities	478	592	1,659	1,381
FHLB – San Francisco stock	144	144	432	565
Interest-earning deposits	186	386	621	1,111
Total interest income	10,430	11,133	32,729	33,573

Interest expense:
Checking and money market deposits	106	102	333	327
Savings deposits	131	139	396	437
Time deposits	509	600	1,571	1,851
Borrowings	794	680	2,318	2,158
Total interest expense	1,540	1,521	4,618	4,773

Net interest income	8,890	9,612	28,111	28,800
Provision (recovery) for loan losses	874	4	671	(450)
Net interest income, after provision (recovery) for loan losses	8,016	9,608	27,440	29,250

Non-interest income:
Loan servicing and other fees	131	262	631	863
Gain (loss) on sale of loans, net	14	1,719	(115)	7,114
Deposit account fees	423	471	1,321	1,485
Gain (loss) on sale and operations of real estate owned acquired in the settlement of loans	-	2	-	(4)
Card and processing fees	360	373	1,121	1,163
Other	173	225	557	575
Total non-interest income	1,101	3,052	3,515	11,196

Non-interest expense:
Salaries and employee benefits	4,966	9,292	14,950	24,753
Premises and occupancy	845	1,286	2,603	3,905
Equipment	314	417	855	1,333
Professional expenses	351	513	1,090	1,371
Sales and marketing expenses	177	246	506	668
Deposit insurance premiums and regulatory assessments	54	124	97	461
Other	798	1,122	2,196	3,088
Total non-interest expense	7,505	13,000	22,297	35,579

Income (loss) before taxes	1,612	(340)	8,658	4,867
Provision (benefit) for income taxes	467	(189)	2,553	1,237
Net income (loss)	$ 1,145	$ (151)	$ 6,105	$ 3,630

Basic earnings (loss) per share	$ 0.15	$ (0.02)	$ 0.82	$ 0.49
Diluted earnings (loss) per share	$ 0.15	$ (0.02)	$ 0.80	$ 0.48
Cash dividends per share	$ 0.14	$ 0.14	$ 0.42	$ 0.42

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations – Sequential Quarters
(Unaudited – In Thousands, Except Share Information)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Interest income:
Loans receivable, net	$9,622	$10,320	$10,075	$9,576	$10,011
Investment securities	478	567	614	661	592
FHLB – San Francisco stock	144	145	143	142	144
Interest-earning deposits	186	189	246	426	386
Total interest income	10,430	11,221	11,078	10,805	11,133

Interest expense:
Checking and money market deposits	106	117	110	101	102
Savings deposits	131	131	134	135	139
Time deposits	509	530	532	530	600
Borrowings	794	804	720	669	680
Total interest expense	1,540	1,582	1,496	1,435	1,521

Net interest income	8,890	9,639	9,582	9,370	9,612
Provision (recovery) for loan losses	874	(22)	(181)	(25)	4
Net interest income, after provision (recovery) for loan losses	8,016	9,661	9,763	9,395	9,608

Non-interest income:
Loan servicing and other fees	131	367	133	188	262
Gain (loss) on sale of loans, net	14	(43)	(86)	21	1,719
Deposit account fees	423	451	447	443	471
Gain on sale and operations of real estate owned acquired in the settlement of loans, net	-	-	-	-	2
Card and processing fees	360	371	390	405	373
Other	173	198	186	258	225
Total non-interest income	1,101	1,344	1,070	1,315	3,052

Non-interest expense:
Salaries and employee benefits	4,966	4,999	4,985	5,396	9,292
Premises and occupancy	845	880	878	1,133	1,286
Equipment	314	262	279	1,141	417
Professional expenses	351	331	408	493	513
Sales and marketing expenses	177	212	117	312	246
Deposit insurance premiums and regulatory assessments	54	59	(16)	129	124
Other	798	811	587	1,053	1,122
Total non-interest expense	7,505	7,554	7,238	9,657	13,000

Income (loss) before taxes	1,612	3,451	3,595	1,053	(340)
Provision (benefit) for income taxes	467	1,053	1,033	266	(189)
Net income (loss)	$1,145	$2,398	$2,562	$787	$(151)

Basic earnings (loss) per share	$0.15	$0.32	$0.34	$0.10	$(0.02)
Diluted earnings (loss) per share	$0.15	$0.31	$0.34	$0.10	$(0.02)
Cash dividends per share	$0.14	$0.14	$0.14	$0.14	$0.14

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information)
	Quarter Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
SELECTED FINANCIAL RATIOS:
Return (loss) on average assets	0.41%	(0.05)%	0.74%	0.42%
Return (loss) on average stockholders’ equity	3.70%	(0.49)%	6.64%	3.97%
Stockholders’ equity to total assets	11.12%	10.83%	11.12%	10.83%
Net interest spread	3.23%	3.46%	3.44%	3.39%
Net interest margin	3.30%	3.53%	3.51%	3.45%
Efficiency ratio	75.12%	102.65%	70.50%	88.96%
Average interest-earning assets to average
interest-bearing liabilities	111.39%	111.28%	111.48%	111.04%

SELECTED FINANCIAL DATA:
Basic earnings (loss) per share	$0.15	$(0.02)	$0.82	$0.49
Diluted earnings (loss) per share	$0.15	$(0.02)	$0.80	$0.48
Book value per share	$16.56	$16.17	$16.56	$16.17
Shares used for basic EPS computation	7,468,932	7,506,770	7,477,922	7,481,095
Shares used for diluted EPS computation	7,590,348	7,506,770	7,606,494	7,555,013
Total shares issued and outstanding	7,436,315	7,497,357	7,436,315	7,497,357

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$9,654	$15,288	$95,954	$56,684
Multi-family	12,850	21,546	89,490	44,323
Commercial real estate	5,570	5,197	14,468	13,677
Construction	774	1,970	3,983	5,313
Consumer loans	-	-	1	-
Total loans originated and purchased for investment	$28,848	$44,001	$203,896	$119,997

LOANS ORIGINATED FOR SALE:
Retail originations	$-	$72,353	$-	$287,399
Wholesale originations	-	38,353	-	166,045
Total loans originated for sale	$-	$110,706	$-	$453,444

LOANS SOLD:
Servicing released	$-	$134,264	$-	$510,798
Servicing retained	-	2,409	-	5,193
Total loans sold	$-	$136,673	$-	$515,991

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	03/31/20	12/31/19	09/30/19	06/30/19	03/31/19
SELECTED FINANCIAL RATIOS:
Return (loss) on average assets	0.41%	0.87%	0.95%	0.29%	(0.05)%
Return (loss) on average stockholders’ equity	3.70%	7.81%	8.46%	2.60%	(0.49)%
Stockholders’ equity to total assets	11.12%	11.18%	11.05%	11.12%	10.83%
Net interest spread	3.23%	3.53%	3.58%	3.46%	3.46%
Net interest margin	3.30%	3.59%	3.64%	3.52%	3.53%
Efficiency ratio	75.12%	68.78%	67.95%	90.38%	102.65%
Average interest-earning assets to average interest-bearing liabilities	111.39%	111.43%	111.61%	111.45%	111.28%

SELECTED FINANCIAL DATA:
Basic earnings (loss) per share	$ 0.15	$ 0.32	$ 0.34	$ 0.10	$ (0.02)
Diluted earnings (loss) per share	$ 0.15	$ 0.31	$ 0.33	$ 0.10	$ (0.02)
Book value per share	$ 16.56	$ 16.54	$ 16.33	$ 16.12	$ 16.17
Average shares used for basic EPS	7,468,932	7,482,300	7,482,435	7,496,457	7,506,770
Average shares used for diluted EPS	7,590,348	7,658,050	7,647,763	7,626,661	7,506,770
Total shares issued and outstanding	7,436,315	7,483,071	7,479,682	7,486,106	7,497,357

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$9,654	$52,671	$33,629	$31,982	$15,288
Multi-family	12,850	20,164	56,476	14,513	21,546
Commercial real estate	5,570	6,479	2,419	2,882	5,197
Construction	774	2,313	896	1,846	1,970
Consumer loans	-	1	-	-	-
Total loans originated and purchased for investment	$28,848	$81,628	$93,420	$51,223	$44,001

LOANS ORIGINATED FOR SALE:
Retail originations	$-	$-	$-	$9,593	$72,353
Wholesale originations	-	-	-	4,057	38,353
Total loans originated for sale	$-	$-	$-	$13,650	$110,706

LOANS SOLD:
Servicing released	$-	$-	$-	$40,956	$134,264
Servicing retained	-	-	-	2,003	2,409
Total loans sold	$-	$-	$-	$42,959	$136,673

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of	As of	As of	As of	As of
	03/31/20	12/31/19	09/30/19	06/30/19	03/31/19
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$250	$250	$250	$250	$250
Allowance for loan losses	$7,810	$6,921	$6,929	$7,076	$7,080
Non-performing loans to loans held for investment, net	0.40%	0.36%	0.57%	0.71%	0.69%
Non-performing assets to total assets	0.33%	0.31%	0.47%	0.57%	0.55%
Allowance for loan losses to gross loans held
for investment	0.85%	0.73%	0.74%	0.80%	0.79%
Net loan charge-offs (recoveries) to average loans receivable (annualized)	(0.01)%	(0.01)%	(0.02)%	(0.01)%	(0.01)%
Non-performing loans	$3,635	$3,427	$5,230	$6,218	$6,115
Loans 30 to 89 days delinquent	$2,827	$986	$990	$665	$699
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	03/31/20	12/31/19	09/30/19	06/30/19	03/31/19
Provision (recovery) for loan losses	$874	$(22)	$(181)	$(25)	$4
Net loan charge-offs (recoveries)	$(15)	$(14)	$(34)	$(21)	$(15)

	As of	As of	As of	As of	As of
	03/31/20	12/31/19	09/30/19	06/30/19	03/31/19
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	10.36%	10.24%	10.21%	10.50%	10.17%
Common equity tier 1 capital ratio	17.26%	16.62%	16.32%	18.00%	17.24%
Tier 1 risk-based capital ratio	17.26%	16.62%	16.32%	18.00%	17.24%
Total risk-based capital ratio	18.45%	17.65%	17.37%	19.13%	18.34%

	As of March 31,
	2020		2019
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit	$800	2.63%	$400	2.74%
U.S. SBA securities	2,083	2.10	2,917	2.85
U.S. government sponsored enterprise MBS	66,599	2.78	99,193	2.75
Total investment securities held to maturity	$69,482	2.76%	$102,510	2.75%

Available for sale (at fair value):
U.S. government agency MBS	$3,001	3.54%	$3,796	3.72%
U.S. government sponsored enterprise MBS	1,630	4.17	2,198	4.60
Private issue collateralized mortgage obligations	197	4.40	300	4.20
Total investment securities available for sale	$4,828	3.79%	$6,294	4.05%

Total investment securities	$74,310	2.82%	$108,804	2.83%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of March 31,
	2020		2019
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:
Held to maturity:
Single-family (1 to 4 units)	$326,686	4.16%	$314,824	4.52%
Multi-family (5 or more units)	475,941	4.33	449,812	4.35
Commercial real estate	105,691	4.78	115,355	4.92
Construction	6,346	6.49	4,139	7.44
Other	-	-	167	6.50
Commercial business	502	6.05	483	6.32
Consumer	122	15.00	133	15.47
Total loans held for investment	915,288	4.34%	884,913	4.50%

Advance payments of escrows	193		225
Deferred loan costs, net	6,636		5,496
Allowance for loan losses	(7,810)		(7,080)
Total loans held for investment, net	$914,307		$883,554

Purchased loans serviced by others included above	$26,941	3.71%	$17,122	3.35%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of March 31,
	2020		2019
	Balance	Rate(1)	Balance	Rate(1)

DEPOSITS:
Checking accounts – non interest-bearing	$86,585	-%	$90,875	-%
Checking accounts – interest-bearing	270,389	0.12	269,648	0.12
Savings accounts	261,659	0.20	271,971	0.20
Money market accounts	31,575	0.21	34,229	0.21
Time deposits	185,623	1.08	210,161	1.14
Total deposits	$835,831	0.35%	$876,884	0.38%

BORROWINGS:
Overnight	$-	-%	$-	-%
Three months or less	-	-	-	-
Over three to six months	-	-	-	-
Over six months to one year	20,000	3.85	-	-
Over one year to two years	31,063	1.90	20,000	3.85
Over two years to three years	20,000	1.75	21,121	2.06
Over three years to four years	40,000	2.25	-	-
Over four years to five years	10,007	2.61	40,000	2.25
Over five years	10,000	2.79	20,000	2.70
Total borrowings	$131,070	2.40%	$101,121	2.62%

(1) The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	Quarter Ended		Quarter Ended
	March 31, 2020		March 31, 2019
	Balance	Rate(1)	Balance	Rate(1)

SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$929,485	4.14%	$915,049	4.38%
Investment securities	78,632	2.43%	101,851	2.32%
FHLB – San Francisco stock	8,199	7.03%	8,199	7.03%
Interest-earning deposits	61,900	1.20%	64,390	2.40%
Total interest-earning assets	$1,078,216	3.87%	$1,089,489	4.09%
Total assets	$1,110,158		$1,119,717

Deposits	$836,855	0.36%	$873,252	0.39%
Borrowings	131,075	2.44%	105,793	2.61%
Total interest-bearing liabilities	$967,930	0.64%	$979,045	0.63%
Total stockholders’ equity	$123,786		$122,681

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2) Includes loans held for sale at fair value for the quarter ended March 31, 2019.
	Nine Months Ended		Nine Months Ended
	March 31, 2020		March 31, 2019
	Balance	Rate(1)	Balance	Rate(1)

SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$922,246	4.34%	$941,336	4.32%
Investment securities	87,260	2.53%	95,494	1.93%
FHLB – San Francisco stock	8,199	7.03%	8,199	9.19%
Interest-earning deposits	50,642	1.61%	66,498	2.20%
Total interest-earning assets	$1,068,347	4.08%	$1,111,527	4.03%
Total assets	$1,100,162		$1,142,238

Deposits	$833,731	0.37%	$888,674	0.39%
Borrowings	124,577	2.48%	112,363	2.56%
Total interest-bearing liabilities	$958,308	0.64%	$1,001,037	0.64%
Total stockholders’ equity	$122,592		$121,895

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2) Includes loans held for sale at fair value for the nine months ended March 31, 2019.

PROVIDENT FINANCIAL HOLDINGS, INC. Asset Quality (1) (Unaudited – Dollars in Thousands)
	As of	As of	As of	As of	As of
	03/31/20	12/31/19	09/30/19	06/30/19	03/31/19
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$1,875	$1,607	$2,737	$3,315	$2,657
Construction	-	-	1,139	971	745
Total	1,875	1,607	3,876	4,286	3,402

Accruing loans past due 90 days or more:	-	-	-	-	-
Total	-	-	-	-	-

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	1,726	1,783	1,316	1,891	2,669
Commercial business loans	34	37	38	41	44
Total	1,760	1,820	1,354	1,932	2,713

Total non-performing loans	3,635	3,427	5,230	6,218	6,115

Real estate owned, net	-	-	-	-	-
Total non-performing assets	$3,635	$3,427	$5,230	$6,218	$6,115

(1)   The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans and include fair value adjustments.